Exhibit 10.1

Execution Version

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (this “Agreement”) is made and entered into as of March [  ], 2009, by and between (collectively, on behalf of itself and any of its affiliated entities that hold notes described herein, the “Holder”), and Pier International Limited, a Hong Kong private limited company (the “Company”).

RECITALS

WHEREAS, the Holder currently holds $                       principal amount of the 6.375% Convertible Senior Notes due February 15, 2036 (the “Outstanding Notes”) of the Company’s parent, Pier 1 Imports, Inc., a Delaware corporation (the “Parent”); and

WHEREAS, the Holder desires to sell and the Company desires to purchase the Outstanding Notes held by Holder for the Cash Payment (as defined herein), subject to and on the terms and conditions set forth in this Agreement (the “Transaction”).

NOW, THEREFORE, in consideration of the premises and the agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I
Purchase of Notes

Section 1.1.           Purchase of Outstanding Notes.

Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined herein), the Company hereby agrees to purchase from the Holder, and the Holder hereby agrees to sell to the Company, Outstanding Notes in an aggregate principal amount of $                       (the “Holder’s Notes”) for a cash payment of $                       (the “Cash Payment”).

Section 1.2.           Closing.

The closing of the Transaction contemplated by this Agreement (the “Closing”) is anticipated to take place on the third business day after the date hereof at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, NY 10153, or on such other date and at such other place as the parties may agree in writing (the “Closing Date”).  At the Closing, the Holder shall deliver or cause to be delivered to the Company all right, title and interest (free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto) in and to the Holder’s Notes and all documentation related thereto, and whatever documents of conveyance or transfer or other authorizations or instructions as may be necessary or desirable to transfer to and confirm in the Company all right, title and interest (free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto) in and to the Holder’s Notes.

Section 1.3.           Conditions to Closing.

(i) The obligation of the Holder hereunder to consummate the Transaction contemplated hereby at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Holder’s sole benefit and may be waived by the Holder at any time in its sole discretion by providing the Company with prior written notice thereof:

(a)           The Company shall have executed and delivered this Agreement to the Holder; and

(b)           The Company shall have delivered to the Holder the Cash Payment in the amount set forth in Section 1.1.

(ii) The obligation of the Company hereunder to consummate the Transaction contemplated hereby at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Holder with prior written notice thereof:

(a)           The Holder shall have executed and delivered this Agreement to the Company;

(b)           The Holder (i) shall have delivered, or caused to be delivered, to the Company all documentation related to the right, title and interest in and to such Holder’s Notes, and whatever documents of conveyance or transfer as may be necessary or reasonably desirable, as determined by the Company, to transfer to and confirm in the Company all right, title and interest (free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other  adverse claim thereto) in and to such Holder’s Notes, and (ii) shall have provided, or caused to be provided, all instructions or authorizations required to transfer ownership of the Holder’s Notes to the account of the Company at The Depository Trust Company (the “DTC”) and to permit the Holder’s Notes to be eligible for clearance and settlement through the DTC; and

(c)           The representations and warranties of the Holder in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of the Closing Date and that the Holder shall have complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

ARTICLE II
Representations, Warranties and Covenants of the Holder

The Holder hereby covenants and makes the following representations and warranties to the Company, Lazard Frères & Co. LLC and Lazard Capital Markets LLC, each of which is true and correct on the date hereof and the Closing Date and shall survive the Closing Date and the Transaction contemplated hereby to the extent set forth herein.

Section 2.1.           Existence and Power.

(a)           The Holder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Transaction contemplated hereby.

(b)           The execution of this Agreement by the Holder and the consummation by the Holder of the Transaction do not and will not constitute or result in a breach, violation, conflict or default under any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license to which the Holder is a party, whether written or oral, express or implied, or any charter or other organizational document of the Holder, or any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, governmental authority, arbitrator, mediator or similar body on the part of the Holder or on the part of any other party thereto or cause the acceleration or termination of any obligation or right of the Holder, except for such breaches, conflicts, defaults, rights or violations, conflicts, defaults or rights that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

Section 2.2.           Valid and Enforceable Agreement; Authorization.

This Agreement has been duly executed and delivered by the Holder and constitutes a legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity.

Section 2.3.           Title to Holder’s Notes.

The Holder is the sole legal and beneficial owner of and has good, valid and marketable title to the Holder’s Notes, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto.  The Holder has not, in whole or in part, (i) assigned, transferred, hypothecated, pledged or otherwise disposed of any interest in the Holder’s Notes or its rights in such Holder’s Notes, or (ii) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to such Holder’s Notes.  Upon delivery of the Holders’ Notes, accompanied by instruments of conveyance thereof, to the Company at the Closing, the Company shall be the sole legal and beneficial owner of, and will have good, valid and marketable title to the Holder’s Notes, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto, except those arising solely as a result of conduct by the Company.

Section 2.4.           Professional Advice.

With respect to the tax, accounting and other economic considerations involved in the Transaction, the Holder is not relying on the Company or any of the Company’s affiliates or advisors, and the Holder has carefully considered and has, to the extent the Holder believes such discussion is necessary, discussed with the Holder’s professional legal, tax, accounting and financial advisors the implications of the Transaction for the Holder’s particular tax, accounting and financial situation.

Section 2.5.           Illegal Transactions.

The Holder has not, directly or indirectly, and no person acting on behalf of or pursuant to any understanding with the Holder has, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving any of the Company’s securities) since the time that such Holder was first contacted by either the Company, Lazard Frères & Co. LLC or Lazard Capital Markets LLC or any other person regarding the sale of the Holder’s Notes to the Company.  Such Holder covenants that neither it nor any person acting on its behalf or pursuant to any understanding with such Holder will engage, directly or indirectly, in any transactions in the securities of the Parent (including Short Sales), or in securities that derive their value from the value of the securities of the Parent, prior to the time the transactions contemplated by this Agreement are publicly disclosed.  “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO promulgated under the Securities Exchange Act of 1934, as amended, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including on a total return basis), and sales and other transactions executed through non-U.S. broker-dealers or foreign regulated brokers.

ARTICLE III
Miscellaneous Provisions

Section 3.1.           Notice.

Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) with return receipt requested or sent by reputable overnight courier service (charges prepaid):

(1) if to the Holder, at the address set forth below the Holder’s signature on this Agreement; and

(2) if to the Company, at its address, as follows:

Pier International Limited

7th Floor, Alexandra House

18 Chater Road

Central, Hong Kong

Attention: Alexander W. Smith

with a copy to:

Pier 1 Imports, Inc.

100 Pier 1 Place

Fort Worth, Texas 76102

Attention:  Michael A. Carter, Esq.

Weil, Gotshal & Manges LLP

200 Crescent Court, Suite 300

Dallas, Texas 75201

Attention: Glenn D. West, Esq.

R. Jay Tabor, Esq.

The Company by notice to the Holder may designate additional or different addresses for subsequent notices or communications.  Notices will be deemed to have been given hereunder when delivered personally, three business days after deposit in the U.S. mail postage prepaid with return receipt requested and two business days after deposit postage prepaid with a reputable overnight courier service for delivery on the next business day.

Section 3.2.           Entire Agreement.

This Agreement and the other documents and agreements executed in connection with the Transaction embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

Section 3.3.           Assignment; Binding Agreement.

This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.

Section 3.4.           Counterparts.

This Agreement may be executed in multiple counterparts, and on separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.  Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

Section 3.5.           Remedies Cumulative.

Except as otherwise provided herein, all rights and remedies of the parties under this Agreement are cumulative and without prejudice to any other rights or remedies available at law.

Section 3.6.           Governing Law.

This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without reference to its choice of law rules.

Section 3.7.           No Third Party Beneficiaries or Other Rights.

Nothing herein shall grant to or create in any person not a party hereto, or any such person’s dependents or heirs, any right to any benefits hereunder other than the rights of Lazard Frères & Co. LLC and Lazard Capital Markets LLC to rely on the representations of the Holder set forth herein, and no such party (other than Lazard Frères & Co. LLC and Lazard Capital Markets LLC) shall be entitled to sue any party to this Agreement with respect thereto.

Section 3.8.           Waiver; Consent.

This Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than in accordance with its terms), in whole or in part, except by a writing executed by the parties hereto.  No waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto.  Except to the extent otherwise agreed in writing, no waiver of any term, condition or other provision of this Agreement, or any breach thereof shall be deemed to be a waiver of any other term, condition or provision or any breach thereof, or any subsequent breach of the same term, condition or provision, nor shall any forbearance to seek a remedy for any noncompliance or breach be deemed to be a waiver of a party’s rights and remedies with respect to such noncompliance or breach.

Section 3.9.           Word Meanings.

The words such as “herein”, “hereinafter”, “hereof”, and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.  The singular shall include the plural, and vice versa, unless the context otherwise requires.  The masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires.  Neither party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all language in all parts of this Agreement shall be construed in accordance with its fair meaning, and not strictly for or against either party.

Section 3.10.        No Broker.

Holder has not engaged any third party as broker or finder or incurred or become obligated to pay any broker’s commission or finder’s fee in connection with the Transaction contemplated by this Agreement other than such fees and expenses for which it shall be solely responsible.

Section 3.11.        Further Assurances.

The Holder and the Company each hereby agree to execute and deliver, or cause to be executed and delivered, such other instructions, documents, instruments and agreements, and take such other actions, as either party may reasonably request in connection with the Transaction contemplated by this Agreement.

Section 3.12.        Costs and Expenses.

The Holder and the Company shall each pay their own respective costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement, including, but not limited to, attorneys’ fees.

Section 3.13.        Headings.

The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 3.14.        Severability.

If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

THE COMPANY:

PIER INTERNATIONAL LIMITED

By:
Name:
Title:

HOLDER:

By:
Name:
Title:

Address: